ACM Municipal Securities Income Fund, Inc.
Exhibit 77C
811-07510


77C  Matters submitted to a vote of security holders


The Annual Meeting of Shareholders of ACM Municipal Securities Income Fund, Inc. ("ACM VII") was held on March 24, 2005. A description of each proposal and number of shares voted at the meeting are as follows:


					Shares 			Shares
					Voted For		Withheld

To elect three Directors of ACM
VII's common stockholders for a
term of two or three years and
until his or her successor is
duly elected and qualifies.

Class One (term expires 2007)

Michael J. Downey			10,108,966		282,037


Class Two (term expires 2008)

William H. Foulk, Jr.			10,105,644		285,359

David H. Dievler			10,110,318		280,685



To elect four Directors of ACM
VII's preferred stockholders for a
term of two or three years and
until his or her successor is
duly elected and qualifies.

Class One (term expires 2007)

Michael J. Downey			3,460			     0


Class Two (term expires 2008)

William H. Foulk, Jr.			3,460			     0

David H. Dievler			3,460			     0

James M. Hester				3,460			     0